UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2015

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina		27615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2015, Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company” or “Salix”), Valeant Pharmaceuticals International, Inc., a British Columbia corporation (“Valeant”), Valeant Pharmaceuticals International, a Delaware corporation and a wholly-owned subsidiary of Valeant (“VPI”), and Sun Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of VPI (“Merger Sub”) entered into an Amendment No. 1 (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of February 20, 2015 (the “Merger Agreement”), by and among the Company, Merger Sub, VPI and, solely for purposes of guaranteeing VPI’s and Merger Sub’s obligations thereunder, Valeant.

Pursuant to the Amendment, among other things, (i) the offer price was increased from $158.00 per share to $173.00 per share, net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law thereon, provided that if at 12:00 midnight, Eastern time, on April 8, 2015 (one minute after 11:59 P.M., Eastern time, on April 7, 2015), all of the conditions to the tender offer have not been satisfied or waived by Valeant, then the offer price will be reduced to $158.00 per share, net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law thereon; (ii) the amount of the fee payable by the Company upon the termination of the Merger Agreement under certain provisions thereof was increased from $356.4 million to $456.4 million; and (iii) the outside date after which either VPI or the Company may terminate the transaction has been moved from August 20, 2015 to May 1, 2015.

The tender offer, which is for all outstanding shares of common stock of the Company, will expire at 12:00 midnight, Eastern time, on April 1, 2015 (one minute after 11:59 P.M., Eastern time, on March 31, 2015), unless extended.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Other than as expressly modified by the Amendment, the Merger Agreement remains in full force and effect as originally executed.

Item 8.01. Other Events.

On March 16, 2015, Valeant and the Company issued a joint press release announcing the execution of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This communication may contain forward-looking statements, including, but not limited to, statements regarding the proposed acquisition by Valeant of Salix and expected timing and benefits of the transaction. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management of Valeant and Salix and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the acquisition will not close when expected or at all; the risk that Salix’s business will be adversely impacted during the pendency of the acquisition; the risk that the operations of the two companies will not be integrated successfully; and risks and uncertainties discussed in Salix’s most recent annual or quarterly report and detailed from time to time in Salix’s other filings with the Securities and Exchange Commission (the “SEC”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Salix undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Important Information for Investors and Security Holders

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, has been filed with the SEC by a subsidiary of Valeant Pharmaceuticals International, and a Solicitation/Recommendation Statement on Schedule 14D-9 has been filed with the SEC by Salix. The tender offer is being made only pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND STOCKHOLDERS OF SALIX ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION. These materials will be sent free of charge to Salix stockholders, and may also be obtained from Salix’s website, www.salix.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) are or will be available at no charge from the SEC through its website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 16, 2015, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Sun Merger Sub, Inc. and Salix Pharmaceuticals, Ltd.

99.1	Joint Press Release issued by Valeant Pharmaceuticals International, Inc. and Salix Pharmaceuticals, Ltd., dated March 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2015	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ WILLIAM BERTRAND, JR.
William Bertrand, Jr.
Acting Chief Operating Officer, Executive Vice President and General Counsel

Exhibit Index

Exhibit	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 16, 2015, among Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International, Sun Merger Sub, Inc. and Salix Pharmaceuticals, Ltd.

99.1	Joint Press Release issued by Valeant Pharmaceuticals International, Inc. and Salix Pharmaceuticals, Ltd., dated March 16, 2015.